SYNERGY BRANDS REPORTS FIRST QUARTER RESULTS

                     GROSS PROFIT INCREASES 68% TO $509,778

            NET LOSS IS REDUCED 88% TO $132,818 (9 CENTS PER SHARE)

   May, 2003 Synergy Brands Inc, Melville, New York, NASDAQ Small-Cap (SYBR)

Synergy Brands (Synergy) today announced its financial results for the first quarter ended March 31, 2003.

Gross profit increased by 68% to $509,778 from $303,264. The increase in gross profit occurred despite the fact that overall sales remained flat at $9.1 million for the first quarter of 2003. This improvement in gross profit is directly related to the company's distribution and logistics operating model. The company was able to increase its margin by managing its cost of distribution through the efficiency by which it executes its orders. By streamlining its operations through technology and logistics, it has been able to reduce its procurement costs and reduce its operating expense base once its infrastructure was developed. The Company's grocery business generated 61% of the company's overall gross profit by increasing its gross profit percentage from 1.6% for the first quarter of 2002 to 4.0% for the first quarter of 2003.

The net loss of the company was reduced by 88% to a net loss of $132,818 or $0.09 per share as compared to a net loss of $1,106,605 million or $0.88 per share. Net loss improved due to an increase in the company's gross profit and a decrease in selling, general and administrative expenses. Selling, general and administrative expenses decreased by 30% from $954,378 to $666,781 from the first quarter of 2003 as compared to the first quarter of 2002. Contributing to the decrease in selling, general and administrative expenses was a $100,000 decrease in compensation charges related to the issuance of stock-based compensation to employees and vendors. The Company also had recorded a bad debt recovery of $35,000 during the first quarter of 2003 as compared to a provision for doubtful accounts of $58,000 for the first quarter of fiscal 2002.

Outlook

Management maintains its guidance for Fiscal year 2003. The company believes that it can increase its sales for 2003 to $40 million from $31 million in 2002. Management further believes that it can generate an adjusted operating income of $700,000 (50 cents per share) for the full fiscal year 2003. Management estimates are subject to the conditions outlined in its forward-looking statements below. For the second quarter of 2003, the company estimates net sales of $10 million and an adjusted operating income of 15 cents per share. All estimates are issued under FD and are subject to forward-looking conditions.

                                         03/31/03   03/31/02Change
Statement of operations data
Revenues

PHS Group (dealbynet)                   7,889,209   7,937,925 -1%

Proset                                    880,288     796,134 11%

B2C Sites (beautybuys and net cigar)      310,147     334,233 -7%

Total                                   9,079,644   9,068,292  0%

Gross Profit                              509,778     303,264 68%

Net Profit (loss)                       (132,818)  (1,106,605) 88%

 Per share                                 (0.09)       (0.88) 90%

Weighted shares outstanding             1,401,040       1,262,343


                       SYNERGY BRANDS, INC. & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2003
                                   (Uuaudited)


  ASSETS
    Current Assets:
      Cash and cash equivalents                                                       $ 303,827
      Cash collateral security deposit                                                  250,000
      Marketable Securities                                                               2,415
      Accounts Receivable, less allowance for doubtful accounts of $127,481           2,207,039
      Inventory                                                                       1,706,219
      Prepaid assets                                                                    445,746
                                                                                ---------------

            Total Current Assets                                                      4,915,246

  Property and Equipment, Net                                                           444,681

  Other Assets                                                                          146,846

  Notes Receivable                                                                      109,800

  Web Site Development Costs,
      net of accumulated amortization of $691,731                                       237,748

  Intangible Assets,
      net of accumulated amortization of $ 1,628,981                                  1,315,308
                                                                                ---------------

  Total Assets                                                                      $ 7,169,629
                                                                                ===============


                       SYNERGY BRANDS, INC. & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2003

                                   (Unaudited)


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:                                                                      $ 2,434,674
    Line-of-Credit                                                                          1,636,130
    Accounts Payable and Accrued Expenses                                                      11,994
    Related Party Note Payable
                                                                                         ------------
                                                                                            4,082,798
         Total Current Liabilities

Notes Payable                                                                                 467,111

Stockholders' Equity:
Class A Preferred  stock - $.001 par value;  100,000  shares  authorized  and                     100
outstanding; liquidation preference of $10.50 per share.
Class B preferred stock - $.001 par value;  9,900,000 shares authorized,  and                       -
no shares outstanding
Class  B,  Series  A  Preferred  stock  - $.001  par  value;  100,000  shares                      60
authorized;  60,000 shares outstanding;  liquidation preference of $10.00 per share.
Common stock - $.001 par value; 49,900,000 Shares
  authorized 1,479,059 shares outstanding                                                       1,479
Additional paid-in capital                                                                 35,910,751
Deficit                                                                                   (33,228,922)
Accumulated other comprehensive income (loss)                                                  (2,530)

Less treasury stock at cost, 20,366 shares                                                    (61,218)
                                                                                         ------------
Total stockholders' equity                                                                  2,619,720
                                                                                         ------------
Total Liabilities and Stockholders Equity                                                 $ 7,169,629
                                                                                         ============


                       SYNERGY BRANDS, INC. & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE THREE MONTHS ENDED MARCH 31,
                                   (UNAUDITED)

                                                        2003            2002

Net Sales                                            $ 9,079,644    $ 9,068,292
                                                   -------------   -------------
Cost of Sales
     Cost of product                                   8,409,415      8,636,990
     Shipping and handling costs                         160,451        128,038
                                                   -------------   -------------
                                                       8,569,866      8,765,028
                                                   -------------   -------------

   Gross Profit                                          509,778        303,264

Operating expenses
   Selling General and Administrative Expense            666,781        954,378
   Depreciation and Amortization                         147,950        245,601

                                                   -------------   -------------
                                                         814,731      1,199,979
                                                   -------------   -------------
Operating loss                                         (304,953)       (896,715)

Other Income (Expense)
  Interest Income                                          3,314         18,942
 Other Income (Expense)                                  282,750       (192,858)
Equity in earnings of investee                            40,562         15,206
 Interest and Financing Expense                        (113,083)        (49,860)
                                                   -------------   -------------
                                                         213,543       (208,570)

     Loss before income taxes                            (91,410)    (1,105,285)

Income tax expense                                        41,408          1,320
                                                   -------------   -------------
NET LOSS                                              $ (132,818)  $ (1,106,605)
                                                   =============   =============

Basic and diluted net loss per common share:               $ (09)       $ (0.88)
                                                   =============   =============

About Synergy Brands:

Synergy Brands is a holding company, which operates through three unique business segments that all utilize business logistics. The businesses include PHS Group (also known as www.dealbynet.com), Gran Reserve Corporation (GRC), and Proset Hair Systems (Proset). PHS operates the Company's distribution business in the grocery and health beauty aids consumer markets. Proset wholesale salon products to chain drug stores and GRC manages the Company's online properties, which include www.CigarGold.com, www.BeautyBuys.com and store.perx.com. The company also owns a 20% stake in Interline travel and tours (ITT), a travel company specializing in hotel and cruise sales solely to airline related employees. Information on ITT can be found at www.perx.com.

(*) FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE AND MUCH OF THE FINANCIAL FIGURES AND OTHER INFORMATION PRESENTED STATE AND REFLECT ASSUMPTIONS, EXPECTATIONS, PROJECTIONS, INTENTIONS AND/OR BELIEFS ABOUT EVENTS THAT ARE INTENDED AS "FORWARD LOOKING STATEMENTS" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN PARTICULAR THESE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REFLECTING EARNINGS, PROFIT AND LOSS OF THE COMPANY AND ASSOCIATED COSTS QUOTED HEREIN ON FIGURES EXPECTED TO BE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10KSB. ANY OR ALL OF THE COMPANY'S FORWARD-LOOKING STATEMENTS MAY TURN OUT TO BE WRONG. THEY CAN BE
EFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. FOR A DESCRIPTION OF MANY OF THESE RISK AND UNCERTAINTIES PLEASE REFER TO THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (WWW.SEC.GOV), INCLUDING FORMS 10KSB AND 10QSB. IN PARTICULAR BUT NOT TO THE EXCLUSION OF OTHER RISKS AND UNCERTAINTIES, THE PROJECTIONS IN THIS RELEASE ARE BASED UPON ASSUMPTIONS ON APPLICABILITY OF CERTAIN ACCOUNTING REGULATIONS BELIEVED APPLICABLE BY THE COMPANY. ADJUSTEDOPERATING INCOME (LOSS) IS NOT REPORTED IN ACCORDANCE TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) AND SHOULD NOT BE RELIED UPON AS SUCH. OPERATINGINCOME (LOSS) EXCLUDES INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. THE COMPANY PLANS ON FILING ITS 10QSB BY MAY 15, 2003. THE INFORMATION THAT WILL BE REPORTED UNDER THAT FILING WILL HAVE THE REVIWED FINANCIAL STATEMENTS UNDER GAAP AS WELL AS ALL OTHER SEC REQUIREMENTS. THIS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY.

Contact: Bev Jedynak
                  Martin E. Janis & Company, Inc.
                  312-943-1100 ext. 12
                  b.jedynak-janispr@att.net